Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-82530 of Interchange Financial Services Corporation on Form S-8 of our report dated January 20, 1996, appearing in this Annual Report of Form 10-K of Interchange Financial Services Corporation for the year ended December 31, 1995.

Deloitte & Touche LLP
Parsippany, New Jersey

March 1996